SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreements

On February 22, 2017, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), entered into (a) a Term Loan Credit Agreement (the “Syndicated Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent and (b) a Term Loan Credit Agreement (the “Sumitomo Credit Agreement” and, together with the Syndicated Credit Agreement, the “Credit Agreements”) with Sumitomo Mitsui Banking Corporation, as lender and administrative agent. In connection therewith, as of such date the commitments available under that certain Backstop Bridge Term Loan Credit Agreement, dated as of January 31, 2017 (the “Backstop Bridge Credit Agreement”), by and among the Company, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent, were reduced to zero and such agreement terminated in accordance with its terms.

The Syndicated Credit Agreement is a two-tranche unsecured term loan facility (each tranche in an amount of $2.4 billion), with the first tranche maturing October 27, 2019 and the second tranche maturing October 27, 2021. The aggregate commitments of all lenders under the Syndicated Credit Agreement are equal to $4.8 billion, provided that the Company may increase the commitments available under either of the tranches of the Syndicated Credit Agreement at any time prior to the funding date thereunder by up to $450 million, subject to obtaining commitments from existing lenders and/or new lenders selected by the Company and reasonably acceptable to Bank of America, N.A., as administrative agent.

The Sumitomo Credit Agreement is a two-tranche unsecured term loan facility (each tranche in an amount of $500 million), with the first tranche maturing on the first anniversary of the funding date thereunder and the second tranche maturing on the earlier of the first anniversary of the funding date thereunder and March 30, 2018. The aggregate commitments under the Sumitomo Credit Agreement are equal to $1.0 billion.

The Company will be the borrower under each of the Credit Agreements. The ability of the Company to request the making of loans under each Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein (including, among other things, the delivery of an officer’s certificate certifying the accuracy of certain representations and warranties set forth in and the absence of certain defaults under each Credit Agreement).

Subject to the terms of each Credit Agreement, the ability of the Company to request the making of loans thereunder shall terminate on the earliest of (a) the date of consummation of the acquisition by the Company (the “Acquisition”) of all the issued and outstanding equity interests of Rite Aid Corporation (“Rite Aid”) (provided that loans may be funded on such date), (b) prior to the consummation of the Acquisition, the termination of the Agreement and Plan of Merger, dated as of October 27, 2015, by and among the Company, Rite Aid and Victoria Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (as amended pursuant to Amendment No. 1 thereto, dated as of January 29, 2017, the “Acquisition Agreement”), by the Company or with the written consent of the Company in accordance with its terms (other than with respect to provisions therein that expressly survive termination), (c) 11:59 p.m., New York time, on July 31, 2017 (the “Outside Date”); provided that the Company may extend such date to October 31, 2017 on prior written notice to the respective Administrative Agent and lenders thereunder; provided further that such notice may not be delivered prior to the earlier of (1) July 24, 2017 and (2) the date of any amendment or extension of the “End Date” (as defined in the Acquisition Agreement) in the Acquisition Agreement beyond July 31, 2017 and (d) the date of termination in whole of the lender’s commitments under each applicable Credit Agreement in accordance with the terms thereof.

Loans will be available under each Credit Agreement in U.S. dollars. Borrowings under each Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lenders under each Credit Agreement certain customary fees, including a ticking fee in an amount equal to 0.125% per annum multiplied by the aggregate outstanding commitments of the lenders under the applicable Credit Agreement, accruing from and including the effective date thereunder to and excluding the earlier of (i) the date of the funding under the applicable Credit Agreement and (ii) the termination of commitments to lend thereunder with respect to the applicable tranche of loans under the applicable Credit Agreement.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under each Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the applicable Credit Agreement.

Each Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Backstop Bridge Credit Agreement and the Company’s existing Revolving Credit Agreement, dated as of February 1, 2017, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, which representations and warranties and affirmative and negative covenants shall not be in effect until the funding of the loans under each Credit Agreement, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the funding date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in each Credit Agreement and giving effect to the Acquisition and the Transactions (as defined in each Credit Agreement)) shall not be greater than 0.60:1.00.

Each Credit Agreement also contains various events of default (subject to grace periods, as applicable), which events of default shall not be in effect until the funding of the loans under the applicable Credit Agreement including, among others: nonpayment of principal, interest or fees when due; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of each Credit Agreement or any note issued in accordance therewith.

The foregoing description of each Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Some of the lenders under the Credit Agreements and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated February 22, 2017, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

10.2	Term Loan Credit Agreement, dated February 22, 2017, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: February 23, 2017	By:	/s/ Collin Smyser

	Title:	Vice President, Corporate Secretary